Exhibit 99.5

ATLAS AMERICA, INC.

ESOP PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE TRUSTEE OF THIS ESOP

The undersigned, a participant in the Atlas America, Inc. Employee Stock Ownership Plan (“ESOP”), hereby directs GreatBanc Trust Company, as Trustee of the ESOP, to vote, as designated below, all the shares of common stock of Atlas America, Inc. allocated to the account of the undersigned in the ESOP (the “Allocated Shares”) at the Special Meeting of Stockholders of Atlas America, Inc. to be held September, 25, 2009 and at any and all adjournments thereof as follows:

(Continued and to be signed on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.        PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF ATLAS AMERICA, IN CONNECTION WITH THE MERGER CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 27, 2009, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG ATLAS ENERGY RESOURCES, LLC, ATLAS AMERICA, INC., ATLAS ENERGY MANAGEMENT, INC. AND ATLS MERGER SUB, LLC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.        PROPOSAL TO APPROVE THE ATLAS AMERICA 2009 STOCK INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        PROPOSAL TO ADJOURN OR POSTPONE THE ATLAS AMERICA SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE FOREGOING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby acknowledges receipt of the notice of the Atlas America, Inc. special meeting of stockholders and the related joint proxy statement/prospectus.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the Trustee, subject to the Trustee’s obligations under ERISA. If no direction is made, the shares allocated to your account will be voted by the Trustee as provided for in the plan documentation. If you vote to “Abstain” on a matter, your shares will be voted by the Trustee as if you had failed to vote your shares.

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE TRUSTEE OF THIS ESOP.

You will not be entitled to vote the Allocated Shares to your ESOP account at the stockholders’ meeting. Therefore, if we do not receive your Proxy Card by, [—], 2009, you, in effect, will be forfeiting the voting rights, which the ESOP makes available to you. We encourage all ESOP participants to exercise their right to vote the Allocated Shares in their ESOP accounts by returning their Proxy Cards promptly. If you decide to change your voting instructions after you have submitted your Proxy Card, you must obtain a new Proxy Card from us by contacting us at the address set forth below. If you have any questions or comments concerning the votes to be taken at the annual meeting, or concerning the procedure for completing and returning your Proxy Card, please call or write Patrick De Craene, who is a Vice President of the Trustee, at GreatBanc Trust Company, 801 Warrenville Road, Suite 500, Lisle, Illinois 60532, telephone (630) 810-4500 fax (630) 810-4501. Your telephone call or other communication with Mr. De Craene will be kept confidential.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark “X” here if you plan to attend the meeting.  ☐

To change the address on your account, please check the box at right and indicate ☐

your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated: ___________, 2009

Signature of stockholder

Signature of stockholder

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

ATLAS AMERICA, INC.

SEPTEMBER 25, 2009

ESOP

Please date, sign and mail

your proxy card in the

envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for

the Meeting to be held on September 25, 2009:

The joint proxy statement/prospectus and documents incorporated by reference therein are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=176445&p=irol-sec